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                                                                     EXHIBIT 2.2

                               SECOND AMENDMENT TO

                           PURCHASE AND SALE AGREEMENT

         This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of November 1, 2001, is entered into by and among MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company ("Purchaser"); MAJESTIC INVESTOR, LLC, a Delaware limited liability company; BARDEN NEVADA GAMING, LLC, a Nevada limited-liability company; BARDEN MISSISSIPPI GAMING, LLC, a Mississippi limited liability company; BARDEN COLORADO GAMING, LLC, a Colorado limited liability company; FITZGERALDS LAS VEGAS, INC., a Nevada corporation ("FLV"); 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited liability company ("FBH"); FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation ("FM" and collectively with FLV and FBH, "Sellers" and each, a "Seller"); and FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Parent"). Capitalized terms not defined herein have the meanings ascribed to them in the Purchase and Sale Agreement, dated as of November 22, 2000 and thereafter amended and assigned (as so amended and assigned, the "Agreement"), by and among Purchaser, Sellers, Parent and certain Affiliates of Parent or Sellers named on the signature pages of the Agreement.

         In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Inconsistencies. If any inconsistencies exist between the provisions of this Amendment and the provisions of the Agreement, then the provisions of this Amendment shall control and supersede the inconsistent provisions of the Agreement. Unless otherwise specifically indicated, all references to Sections are to Sections of the Agreement and such Sections referred to shall include the effect of the amendments hereunder.

         2. Amendments. The Agreement is hereby amended as follows:

                  A. The phrase "Employee records, personnel files," is inserted in Section 1.01(b)(iv) between "The" and "minute books."

                  B. The phrase "termination and abandonment pursuant to" is inserted in clause (i) of Section 12.02 between "other than" and "the provisions."

                  C. Sections 1.01(a)(ii)(A), 1.01(a)(ii)(B), 1.01(a)(iv),
         1.01(a)(v), 2.09, 2.11(a), 2.11(b), 2.19 and 6.05 of the Disclosure
         Schedule are hereby amended and restated in their entirety as set forth in Exhibit A hereto.

                  D. All Contracts that are entered into, or the expiration dates of which are extended, by any Seller in the ordinary course of business between October 10, 2001 and the Closing Date and all Contracts that were entered into or extended by any Seller in the ordinary course of business prior to October 10, 2001, but which were not presented to the Purchaser prior to the date hereof and which do not by their terms expire before the Closing, shall be assigned to, and assumed by, Purchaser at the Closing in accordance with the corresponding provisions of

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         Section 1.01(a), provided that (i) prior notice of such Contracts or such extension of the expiration dates, as the case may be, was given to Purchaser and (ii) Purchaser has approved such Contracts or such extension, as the case may be, which approval shall be deemed granted if Purchaser does not object within five Business Days after receiving such prior notice. Any Contracts that are not assigned and assumed pursuant to the preceding sentence shall be assigned to, and assumed by, Purchaser if Purchaser and Sellers so agree.

                  E. Sections 1.01(a)(ii)(A), 1.01(a)(ii)(B), 1.01(a)(iv),
         1.01(a)(v), 2.09, 2.11(a), 2.11(b) and 2.19 of the Disclosure Schedule,
         to the extent applicable to each Contract assigned and assumed pursuant to Section 2.E. of this Amendment, shall be deemed amended to reflect such assignment and assumption.

                  F. From October 10, 2001 until the Closing, the Sections of the Disclosure Schedules shall be deemed amended to delete any Contracts that terminate prior to the Closing.

         3. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Amendment will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Amendment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         4. Full Force and Effect. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the parties hereto ratify and agree to be bound by all terms and provisions of the Agreement as amended hereby.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASER:                            MAJESTIC INVESTOR HOLDINGS, LLC,
                                      a Delaware limited liability company


                                      By: /s/ Don H. Barden
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      MAJESTIC INVESTOR, LLC,
                                      a Delaware limited liability company


                                      By: /s/ Don H. Barden
                                         --------------------------------------


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

                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      BARDEN NEVADA GAMING, LLC,
                                      a Nevada limited-liability company


                                      By: /s/ Don H. Barden
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      BARDEN MISSISSIPPI GAMING, LLC,
                                      a Mississippi limited liability company


                                      By: /s/ Don H. Barden
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      BARDEN COLORADO GAMING, LLC,
                                      a Colorado limited liability company


                                      By: /s/ Don H. Barden
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


FLV:                                  FITZGERALDS LAS VEGAS, INC.,
                                      a Nevada corporation

                                      By: /s/ Philip D. Griffith
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


FBH: 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited liability company doing business as "Fitzgeralds Casino Black Hawk"


                                      By: /s/ Philip D. Griffith
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


FM:                                   FITZGERALDS MISSISSIPPI, INC.,
                                      a Mississippi corporation


                                      By: /s/ Philip D. Griffith
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


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PARENT:                               FITZGERALDS GAMING CORPORATION,
                                      a Nevada corporation

                                      By: /s/ Philip D. Griffith
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------




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                                    EXHIBIT A
                                    ---------

   Amended and Restated Sections 1.01(a)(ii)(A), 1.01(a)(ii)(B), 1.01(a)(iv),
   --------------------------------------------------------------------------
  1.01(a)(v), 2.09, 2.11(a), 2.11(b), 2.19 and 6.05 of the Disclosure Schedule
  ----------------------------------------------------------------------------



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